Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Amy Knapp
813-865-1284	813-290-6208
gregg.haddad@wellcare.com	amy.knapp@wellcare.com

WELLCARE REPORTS FIRST QUARTER 2009 RESULTS

Tampa, Florida (May 11, 2009) — WellCare Health Plans, Inc. (NYSE: WCG) today reported first quarter 2009 adjusted net income of $12.3 million as compared with $21.7 million for the first quarter 2008.  Adjusted diluted earnings per share (“EPS”) were $0.29 versus $0.52 in the same period last year.

First quarter adjusted results were negatively impacted by a decrease in investment and other income, an increase in medical benefits expense associated with Medicare Advantage private fee-for-service plans, and an increase in the Medicaid segment medical benefits ratio (“MBR”) due to premium rate increases below the Company’s historical experience.  These factors were offset in part by the favorable development of 2008 medical benefits payable.

As determined under generally accepted accounting principles (“GAAP”), the Company reported a net loss of $36.9 million, or $0.89 per diluted share, for the first quarter 2009, compared with net income of $1.3 million, or $0.03 per diluted share, for the first quarter 2008.

“We have achieved good progress, despite the challenging environment, as our team has remained focused on serving our members, providers and government clients,” said Heath Schiesser, WellCare’s president and chief executive officer.  “In addition, we look forward to repaying our credit facility in full in two days, and we will continue to invest in our infrastructure and compliance programs.”

Historical operating results described in this news release are adjusted to exclude certain selling, general, and administrative (“SG&A”) expenses for investigation-related matters that management believes are not indicative of longer-term business operations.  Management believes adjusted amounts provide additional, useful information for investors.  Where applicable, adjusted results are reconciled to the most directly comparable results determined under GAAP.  In addition, please also refer to the schedules in this news release that provide supplemental information reconciling historical results determined under GAAP to historical adjusted results.

Highlights of First Quarter Operations
Membership of 2.46 million as of March 31, 2009, essentially was unchanged from 2.45 million members as of March 31, 2008.  Medicaid segment membership increased 10% year-over-year to 1.36 million, driven by growth in all programs and the addition of the Hawaii program for the aged, blind, and disabled (“ABD”) on February 1, 2009, offset in part by the withdrawals from the Connecticut program in April 2008 and the Ohio ABD program in August 2008.  Medicare Advantage membership was 270,000 on March 31, 2009, an increase of 32% from March 31, 2008.  Medicare stand-alone Prescription Drug Plan (“PDP”) membership decreased 18% year-over-year.

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WCG Reports First Quarter 2009 Results

May 11, 2008

Premium revenue for the first quarter 2009 increased 10.5% year-over-year to $1.79 billion.  The growth is attributable principally to increases in Medicaid and Medicare Advantage premiums, offset in part by a decrease in PDP premiums.

Investment and other income was $3.3 million, a decrease of 79% year-over-year, primarily due to reduced market interest rates, and, to a lesser extent, lower average investment and cash balances.  The decrease reduced diluted EPS by approximately $0.19 year-over-year.

Medical benefits expense was $1.55 billion, compared with $1.40 billion for the same period last year.  First quarter medical benefits expense was affected by the year-to-year increase in costs associated with Medicare Advantage private fee-for-service plans.  This increase reduced adjusted diluted EPS by approximately $0.33 year-over-year.  On May 4, 2009, WellCare announced its intention to withdraw in 2010 from private fee-for-service plans.  Medical benefits expense also was affected by the favorable development of 2008 medical benefits payable in both the Company’s Medicaid and Medicare segments, which amounted to $0.46 per diluted share.

The medical benefits ratio was 86.7% in the first quarter 2009, compared with 86.2% in 2008.  The 50 basis point increase in the MBR was driven principally by the Medicaid segment MBR, which increased primarily due to premium rate increases below the Company’s historical experience

Adjusted SG&A expense was $215.2 million, or 12.0% of total revenues, compared with $194.8 million, or 11.9% of total revenues, for the same period last year.  The increase principally resulted from growth in the Company’s operations and investments in infrastructure and compliance programs.

Cash Flow and Financial Condition Highlights
For the first quarter ended March 31, 2009, net cash provided by operations was $54.5 million after adjusting for the timing of receipt of payments from the Company’s government clients.  Please refer to the supplemental information for a reconciliation of adjusted net cash provided by operations to net cash used in operations of $105.8 million as determined under GAAP.

WellCare has a senior secured credit facility that has a term loan with an outstanding balance of $152.4 million as of March 31, 2009.  The Company expects to pay the outstanding balance in full on its due date of May 13, 2009.

Days in claims payable were 51 days as of March 31, 2009, compared with 54 days as of December 31, 2008.  Adjusted days in claims payable were 49 days as of March 31, 2008.  Please refer to the supplemental information for a reconciliation of March 31, 2008 days, in claims payable to adjusted days in claims payable.

Webcast
A discussion of WellCare’s first quarter 2009 results as well as the Company’s outlook will be webcast live on Monday, May 11, 2009, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

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WCG Reports First Quarter 2009 Results

May 11, 2008

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served nearly 2.5 million members nationwide as of March 31, 2009.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks regarding WellCare’s intentions with respect to the repayment of its senior secured credit facility and its level of debt.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K, as amended, and other filings made with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports First Quarter 2009 Results

May 11, 2008
WELLCARE HEALTH PLANS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
Revenues:
Premium	$1,791,927	$1,621,374
Investment and other income	3,334	15,547
Total revenues	1,795,261	1,636,921

Expenses:
Medical benefits	1,552,998	1,397,572
Selling, general, and administrative	271,521	227,736
Depreciation and amortization	5,739	5,151
Interest	2,286	3,304
Total expenses	1,832,544	1,633,763

(Loss) income before income taxes	(37,283)	3,158
Income tax (benefit) expense	(350)	1,838
Net (loss) income	$(36,933)	$ 1,320

Net (loss) income per share:
Basic	$ (0.89)	$ 0.03
Diluted	$ (0.89)	$ 0.03

Weighted average common shares outstanding:
Basic	41,680,319	41,126,580
Diluted	41,680,319	41,944,055

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WCG Reports First Quarter 2009 Results

May 11, 2008

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2009	Dec. 31, 2008
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,134,580	$1,181,922
Investments	73,778	70,112
Premium and other receivables, net	285,401	215,525
Other receivables from government partners, net	51,514	825
Funds receivable for the benefit of members	43,754	86,542
Prepaid expenses and other current assets, net	124,583	129,490
Deferred income taxes	23,921	20,154
Total current assets	1,737,531	1,704,570
Property, equipment and capitalized software, net	66,373	66,588
Goodwill	111,131	111,131
Other intangible assets, net	14,110	14,493
Long term investments	48,404	54,972
Restricted investment assets	176,869	199,339
Deferred tax asset	19,814	23,263
Other assets	27,317	29,105
Total Assets	$2,201,549	$2,203,461

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$879,801	$766,179
Unearned premiums	18,643	81,197
Accounts payable	14,359	5,138
Other accrued expenses	286,891	338,340
Other payables to government partners	31,012	8,100
Taxes payable	13,047	12,187
Debt	152,381	152,741
Other current liabilities	674	674
Total current liabilities	1,396,808	1,364,556
Other liabilities	30,440	33,076
Total liabilities	1,427,248	1,397,632
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,221,355 and 42,261,345 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively)	422	423
Paid-in capital	398,707	390,526
Retained earnings	381,708	418,641
Accumulated other comprehensive expense	(6,536)	(3,761)
Total stockholders’ equity	774,301	805,829
Total Liabilities and Stockholders’ Equity	$2,201,549	$2,203,461

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WCG Reports First Quarter 2009 Results

May 11, 2008

WELLCARE HEALTH PLANS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2009	2008
Cash from (used in) operating activities:
Net (loss) income	$(36,933)	$ 1,320
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	5,739	5,151
Equity-based compensation expense	9,612	7,607
Deferred taxes, net	(318)	3,563
Changes in operating accounts:
Premium and other receivables, net	(69,876)	81,748
Other receivables from government partners, net	(50,689)	(6,018)
Prepaid expenses and other, net	4,907	(32,652)
Medical benefits payable	113,622	123,638
Unearned premiums	(62,554)	(17,769)
Accounts payable	9,221	14,475
Other accrued expenses	(51,449)	(20,851)
Other payables to government partners	22,912	(74,140)
Taxes	2,288	20,048
Other	(2,236)	(39,341)
Net cash (used in) provided by operations	(105,754)	66,779
Cash from (used in) investing activities:
Purchases of investments	(18,756)	(105,999)
Proceeds from sales and maturities of investments	19,051	175,803
Purchases of restricted investments	(17,088)	(9,317)
Proceeds from maturities of restricted assets	39,390	738
Additions to property and equipment, net	(5,141)	(3,876)
Net cash provided by investing activities	17,456	57,349
Cash from (used in) financing activities:
Purchase of treasury stock and other	(1,432)	(1,530)
Repayments on debt	(400)	(800)
Funds received for the benefits of members, net of disbursements	42,788	104,039
Net cash provided by financing activities	40,956	101,709
Cash and cash equivalents:
(Decrease) increase during the period	(47,342)	225,837
Balance at beginning of year	1,181,922	1,008,409
Balance at end of period	$1,134,580	$1,234,246

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$ 903	$15,772
Cash paid for interest	$ 1,790	$ 2,971

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WCG Reports First Quarter 2009 Results

May 11, 2008
WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	As of March 31,
	2009	2008
Membership by Program
Medicaid Membership
TANF	1,080,000	947,000
S-CHIP	164,000	187,000
SSI	92,000	71,000
FHP	19,000	28,000
Total Medicaid Membership	1,355,000	1,233,000

Medicare Membership
Medicare Advantage	270,000	204,000
Prescription drug plan (stand-alone)	831,000	1,009,000
Total Medicare Membership	1,101,000	1,213,000
Total Membership	2,456,000	2,446,000

Medicaid Membership by State
Florida	490,000	455,000
Georgia	496,000	456,000
Other states	369,000	322,000
Total Medicaid Membership	1,355,000	1,233,000

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WCG Reports First Quarter 2009 Results

May 11, 2008

WELLCARE HEALTH PLANS, INC.
UNAUDITED SEGMENT AND LINE OF BUSINESS INFORMATION
(Dollars in thousands)

	Three Months Ended March 31,
	2009	2008
Premium revenue:
Medicaid:
Florida	$248,692	$241,903
Georgia	324,924	307,116
Other states	235,562	184,616
Total Medicaid	809,178	733,635

Medicare:
Medicare Advantage plans	733,099	545,822
Prescription Drug plans	249,650	341,917
Total Medicare	982,749	887,739
Total premium revenue	$1,791,927	$1,621,374

Medical benefits ratio:
Medicaid segment	85.2%	83.3%
Medicare segment	87.8%	88.6%

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WCG Reports First Quarter 2009 Results

May 11, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share amounts)

The Company reports operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of future business trends and operations.  Management believes adjusted amounts provide additional, useful information for investors.  Following are statements of operations and related measures for the three months ended March 31, 2009 and 2008, as determined under GAAP, reconciled to the adjusted statements of operations and related measures for each of the same periods.

	Three Months Ended March 31, 2009				Three Months Ended March 31, 2008
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,791,927	$ –		$1,791,927	$1,621,374	$ –		$1,621,374
Investment and other income	3,334	–		3,334	15,547	–		15,547
Total revenues	1,795,261	–		1,795,261	1,636,921	–		1,636,921

Expenses:
Medical benefits	1,552,998	–		1,552,998	1,397,572	–		1,397,572
Selling, general, and administrative	271,521	(56,300)	(a) (b)	215,221	227,736	(32,906)	(a)	194,830
Depreciation and amortization	5,739	–		5,739	5,151	–		5,151
Interest	2,286	–		2,286	3,304	–		3,304
Total expenses	1,832,544	(56,300)		1,776,244	1,633,763	(32,906)		1,600,857

Income (loss) before income taxes	(37,283)	56,300		19,017	3,158	32,906		36,064
Income tax expense (benefit)	(350)	7,097		6,747	1,838	12,504		14,342
Net income (loss)	$(36,933)	$49,203		$12,270	$ 1,320	$20,402		$21,722

Weighted average shares outstanding:
Basic	41,680,319	–		41,680,319	41,126,580	–		41,126,580
Diluted	41,680,319	194,529		41,874,848	41,944,055	–		41,944,055

Net income per share:
Basic	$ (0.89)	$ 1.18		$ 0.29	$ 0.03	$ 0.50		$ 0.53
Diluted	$ (0.89)	$ 1.18		$ 0.29	$ 0.03	$ 0.49		$ 0.52
	0.00	0.00		(0.23)	0.00			0.00
Medical benefits ratio	86.7%			86.7%	86.2%			86.2%
Administrative expense ratio	15.1%	(3.1%)		12.0%	13.9%	(2.0%)		11.9%
Days in claims payable	51 days			51 days	43 days	6 days	(c)	49 days

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Special Committee investigations amounted to approximately $11.5 million and $32.9 million before income taxes, respectively, in the three month periods ended March 31, 2009 and 2008.

(b)
Liability for investigation-related matters:  Based on the status of the government investigations, the Company recorded a liability of $44.8 million before and after income taxes in the three month period ended March 31, 2009.

(c)
Days in claims payable:  Adjusted medical benefits payable as of March 31, 2008, is $92.9 million greater than medical benefits payable determined under GAAP.  This adjustment results from the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the 2007 10-K.  Had WellCare filed its 2007 10-K timely and not been able to observe substantially complete claims information, medical benefits payable as of March 31, 2008, would have increased by $92.9 million.  The adjustment to March 31, 2008, medical benefits payable results in six additional days in claims payable as of that date.  Therefore, adjusted days in claims payable is 49 days as of March 31, 2008.

Premium taxes were $24.5 million and $20.3 million, respectively, for the three month periods ended March 31, 2009 and 2008.

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WCG Reports First Quarter 2009 Results

May 11, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash Provided By Operations
To Adjusted Net Cash Provided By Operations

The Company reports cash provided by operations on a non-GAAP basis to exclude the changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners.  The Company believes that excluding changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners is useful measure of cash flow from operations, as these changes are a function of the timing of cash receipts from and payments to federal and state agencies at the end of a period.

	Three Months Ended March 31,
	2009	2008
Net cash provided by operating activities, as reported under GAAP	$(105,754)	$66,779
Adjusted for change in:
Unearned premiums	62,554	17,769
Premiums receivable	69,876	(81,748)
Other receivables from government partners	50,689	6,018
Other payables to government partners	(22,912)	74,140
Net cash provided by operating activities, as adjusted	$54,453	$82,958

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